                                                                    EXHIBIT 2


                      AGREEMENT AND PLAN OF REORGANIZATION

                                   AND MERGER

                                     AMONG

                            COTELLIGENT GROUP, INC.,

                    COTELLIGENT/ESP ACQUISITION CORPORATION,

                          ESP SOFTWARE SERVICES, INC.,

                                      AND

                                ROBERT HILDRETH
                                 RAYMOND DAVEY

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
1.   THE MERGER...........................................................     1
     1.1    Delivery and Filing of Articles of Merger.....................     1
     1.2    Effective Time of the Merger..................................     2
     1.3    Merger of Newco into Company; Articles of Incorporation,
            Bylaws and Board of Directors of Surviving Corporation........     2
     1.4    Certain Information With Respect to the Capital Stock of
            Company, and Newco............................................     3
     1.5    Effect of Merger..............................................     3

2.   CONVERSION AND EXCHANGE OF STOCK.....................................     3
     2.1    Manner of Conversion..........................................     3

3.   DELIVERY OF SHARES...................................................     4

4.   CLOSING..............................................................     5

5.   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.......................     5
     5.1    Due Organization..............................................     5
     5.2    Authorization.................................................     5
     5.3    Capital Stock of Company......................................     6
     5.4    Transactions in Capital Stock and Spin-offs...................     6
     5.5    No Bonus Shares...............................................     7
     5.6    Subsidiaries..................................................     7
     5.7    Predecessor Status; etc.......................................     7
     5.8    Cotelligent Stock Ownership...................................     7
     5.9    Financial Statements..........................................     7
     5.10   Liabilities and Obligations...................................     8
     5.11   Approvals.....................................................     8
     5.12   Accounts and Notes Receivable.................................     8
     5.13   Permits and Intangibles.......................................     8
     5.14   Real and Personal Property....................................     9
     5.15   Material Contracts and Commitments............................     9
     5.16   Title to Real Property........................................    10
     5.17   Insurance.....................................................    10
     5.18   Employees; Compensation.......................................    10
     5.19   Intentionally Deleted.........................................    10
     5.20   Benefit Plans; ERISA Compliance...............................    10
     5.21   Conformity with Law...........................................    13
     5.22   Taxes.........................................................    14
     5.23   Completeness..................................................    14
     5.24   Government Contracts..........................................    15

     5.25   Absence of Changes............................................    15
     5.26   Deposit Accounts; Powers of Attorney..........................    16
     5.27   Proprietary Rights............................................    16
     5.28   Validity of Obligations.......................................    16
     5.29   Relations with Governments....................................    16
     5.30   Conflicts of Interest.........................................    17
     5.31   Environmental Matters.........................................    17
     5.32   Private Sale..................................................    18
     5.33   Disclosure....................................................    18

6.   REPRESENTATIONS OF COTELLIGENT AND NEWCO.............................    18
     6.1    Due Organization..............................................    18
     6.2    Cotelligent Stock.............................................    18
     6.3    Authorization.................................................    19
     6.4    No Conflicts..................................................    19
     6.5    Company Stock.................................................    19

7.   COVENANTS OF STOCKHOLDERS AND COMPANY PRIOR TO CLOSING...............    19
     7.1    Access and Cooperation........................................    19
     7.2    Conduct of Business Pending Closing...........................    19
     7.3    Prohibited Activities.........................................    20
     7.4    Pooling of Interests; Reorganization..........................    21

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS..................    21
     8.1    Representations and Warranties; Performance of Obligations....    21
     8.2    Counsel Approval..............................................    21
     8.3    No Litigation.................................................    22
     8.4    Opinion of Counsel............................................    22

9.   CONDITIONS TO OBLIGATIONS OF COTELLIGENT AND NEWCO...................    22
     9.1    Representations and Warranties; Performance of Obligations....    22
     9.2    No Litigation.................................................    22
     9.3    Examination of Financial Statements...........................    22
     9.4    No Material Adverse Change....................................    23
     9.5    Review........................................................    23
     9.6    Stockholders Release..........................................    23
     9.7    Counsel Approval..............................................    23
     9.8    Opinion of Counsel............................................    23
     9.9    Consents and Approvals........................................    23
     9.10   Additional Liabilities and Obligations........................    23
     9.11   Additional Contracts..........................................    23
     9.12   Pooling Accounting Treatment..................................    23
     9.13   Good Standing Certificates....................................    24

10. POST CLOSING COVENANTS................................................    24
    10.1    Announcement of Earnings......................................    24
    10.2    Board Advisory Committee......................................    24
    10.3    Release of Stockholder Guaranties.............................    24
    10.4    Tax Treatment.................................................    24

11. INDEMNIFICATION.......................................................    24
    11.1    General Indemnification by Stockholders.......................    24
    11.2    Specific Indemnification by Stockholders......................    25
    11.3    Indemnification by Cotelligent and the Surviving Corporation..    25
    11.4    Limitation on Liability.......................................    25
    11.5    Notice and Defense of Third Party Claims......................    26
    11.6    Payment; Interest.............................................    27
    11.7    Arbitration...................................................    27

12. TERMINATION OF AGREEMENT..............................................    27

13. NONCOMPETITION........................................................    27
    13.1    Prohibited Activities.........................................    27
    13.2    Independent Covenant..........................................    29
    13.3    Materiality...................................................    29

14. NONDISCLOSURE OF CONFIDENTIAL INFORMATION.............................    30
    14.1    Stockholders..................................................    30
    14.2    Cotelligent...................................................    30
    14.3    Damages.......................................................    30

15. POOLING ACCOUNTING....................................................    30
    15.1    Restrictions on Resale; Legends...............................    30
    15.2    Indemnification...............................................    31

16. FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON
       COTELLIGENT STOCK
    16.1    Prospectus Delivery...........................................    31
    16.2    Resale of Cotelligent Stock...................................    32
    16.3    Legend........................................................    32

17. GENERAL
    17.1    Cooperation...................................................    32
    17.2    Successors and Assigns........................................    32
    17.3    Entire Agreement..............................................    32
    17.4    Counterparts..................................................    33
    17.5    Brokers and Agents............................................    33
    17.6    Expenses......................................................    33
    17.7    Notices.......................................................    33

    17.8    Governing Law.................................................    33
    17.9    Survival of Representations and Warranties....................    34
    17.10   Exercise of Rights and Remedies...............................    34
    17.11   Time..........................................................    34
    17.12   Reformation and Severability..................................    34
                                                                              35

                                  DEFINITIONS
                                  -----------

DEFINED TERM                                        SECTION
- - ------------                                      -----------
"Act"............................................          15
"Agreement"......................................    Preamble
"Article of Merger"..............................         1.1
"ASRs"...........................................        14.1
"Balance Sheet Date".............................         5.9
"Benefit Plans"..................................        5.20
"Claims".........................................        10.1
"Closing"........................................           4
"Closing Date"...................................           4
"Code"...........................................    Recitals
"Company"........................................ Preamble, 5
"Company Stock"..................................         1.4
"Constituent Corporations".......................    Recitals
"Cotelligent"....................................    Preamble
"Cotelligent Stock"..............................         2.1
"ERISA"..........................................        5.20
"Effective Time of the Merger"...................         1.2
"Environmental Laws".............................        5.31
"Expiration Date"................................           5
"Financial Statements"...........................         5.9
"Indemnified Person".............................        10.3
"Indemnifying Person"............................        10.3
"IRS"............................................        5.20
"Merger".........................................    Recitals
"Merger Provision"...............................         1.5
"Newco"..........................................    Preamble
"Newco Stock"....................................         1.4
"PBGC"...........................................        5.20
"Pension Plans"..................................        5.20
"pooling-of-interest"............................   5.4, 14.1
"Stockholder"....................................    Preamble
"Surviving Corporation"..........................         1.2
"Tax"............................................        5.22
"Tax Return".....................................        5.22
"Welfare Plans"..................................        5.20

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


          THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is made as of the 28th day of June, 1996, among COTELLIGENT GROUP, INC., a Delaware corporation ("Cotelligent"), and ESP SOFTWARE SERVICES, INC., a Minnesota corporation ("Company"); Cotelligent/ESP Acquisition Corporation ("Newco"), and ROBERT HILDRETH and RAYMOND DAVEY, the sole shareholders of Company ("Stockholders").

          WHEREAS, Newco has been duly organized and is currently existing under the laws of the State of Minnesota, having been incorporated on June 20, 1996 solely for the purpose of completing this transaction, and is a wholly-owned subsidiary of Cotelligent; and

          WHEREAS, Stockholders are the record owners of all the outstanding capital stock of the Company; and

          WHEREAS, the respective Boards of Directors of Cotelligent, Newco and Company (all of which companies are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that Newco merge with and into Company pursuant to this Agreement and the applicable provisions of the laws of Company's and Newco's respective states of incorporation, such transaction sometimes being referred to herein as the "Merger"; and

          WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests; and

          WHEREAS, the Boards of Directors of each of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code");

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

 1.  THE MERGER

          1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. Cotelligent, Company, Newco and Stockholders agree that Newco shall merge with and into Company, upon the terms and conditions set forth in this Agreement and in accordance with the applicable provisions of the laws of their respective states of incorporation. The Constituent Corporations will cause Articles of Merger in substantially the form attached hereto as Exhibit A (the "Articles of Merger") to be signed, verified by the appropriate party and delivered to the Secretary of State of Minnesota on or before the Closing Date (as defined in Section 4 of this Agreement). The "Plan of Merger" set forth in Articles of Merger is the plan of merger required by applicable Minnesota statues, but the terms and conditions of such plan do not supersede, preclude or adversely affect the terms set forth herein.

          1.2 EFFECTIVE TIME OF THE MERGER. The "Effective Time of the Merger" shall be such time at which the Articles of Merger are filed with the Secretary of State for the State of Minnesota, or if a different effective time is specified in the Articles of Merger, such later time as is specified in such Articles of Merger. At the Effective Time of the Merger, Newco shall be merged with and into Company and the separate existence of Newco shall cease. Company, the party surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

          1.3 MERGER OF NEWCO INTO COMPANY; ARTICLES OF INCORPORATION, BYLAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time of the
Merger:

          (i) Newco shall merge with and into Company, with such effects as are set forth herein and in the corporate laws of the State of Minnesota;

          (ii) the Articles of Incorporation of Newco, as in effect immediately prior to the consummation of the Merger, shall become the Articles of Incorporation of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law;

          (iii) the Bylaws of Newco, as in effect immediately prior to the consummation of the Merger, shall become the Bylaws of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such Bylaws shall be the Bylaws of the Surviving Corporation until they shall thereafter be duly amended;

          (iv) the name of the person who shall serve as the member of the Board of Directors of the Surviving Corporation is as follows:

          Daniel Jackson

The Director of the Surviving Corporation shall hold office subject to the provisions of the laws of its state of incorporation and of the Articles of Incorporation and Bylaws of the Surviving Corporation; and

          (v) the officers of Newco immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until his or her successor is elected and qualified.

          1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF COMPANY, AND NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of Company and Newco as of the date of this Agreement are as follows:

          (i) the authorized capital stock of Company consists of 20,000 shares of common stock, $0.01 par value ("Company Stock"), of which 1,074 shares are issued and outstanding; and

          (ii) the authorized capital stock of Newco consists of 1,000 shares of common stock, $0.01 par value ("Newco Stock"), of which 100 shares are issued and outstanding.

          1.5 EFFECT OF MERGER. The Merger shall have the effects set forth in the corporate laws of the State of Minnesota (the "Merger Provision"). Except as specifically set forth to the contrary in the Merger Provision or in this Agreement, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Newco shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of Newco shall be merged into Company, and Company, as the Surviving Corporation, shall be fully vested therewith; at the Effective Time of the Merger, the separate existence of Newco shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private nature; and all property and all debts due on whatever account, including subscriptions to shares and all and every other interest of or belonging to or due to Newco and Company shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights, privileges, powers, licenses and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Company and Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in Company and Newco, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of Company and Newco and any claim existing, or action or proceeding pending, by or against Company or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Company or Newco shall be impaired by the Merger, and all debts, liabilities and duties of Company and Newco shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

 2.  CONVERSION AND EXCHANGE OF STOCK

          2.1 MANNER OF CONVERSION. The manner of converting (i) the shares of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger into shares of common stock of Cotelligent, $0.01 par value ("Cotelligent Stock") and (ii) the shares of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger into shares of common stock of the Surviving Corporation, shall be as follows:

          Upon the Effective Time of the Merger and without any action on the part of Company, Newco or Stockholders:

          (i) all of the shares of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into that number of shares of Cotelligent Stock calculated in accordance with Section 3 below, and each share of Company Stock shall be cancelled and cease to exist; and

          (ii) each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of stock of the Surviving Corporation; and such shares in the aggregate shall constitute all of the issued and outstanding shares of the Surviving Corporation from and after the Effective Time of the Merger.

 3.  DELIVERY OF SHARES

          3.1  At Closing:

          (i) Stockholders, as the holder of all outstanding certificates representing shares of Company Stock, shall, upon surrender of such certificates, be entitled to receive that total number of shares of Cotelligent Stock which shall have an aggregate Agreed Value of $9,000,000 determined pursuant to subsection (iii) below. The shares of Cotelligent Stock to be issued and distributed pursuant to this Section shall be allocated among and be paid to Stockholders in accordance with the percentages set forth on Exhibit B attached hereto and made a part hereof.

          (ii) Until the certificates representing Company Stock have been surrendered by Stockholders and replaced by the Cotelligent Stock, the certificates for Company Stock shall, for all corporate purposes be deemed to evidence ownership of Cotelligent Stock.

          (iii) For purposes of this Agreement, the "Agreed Value" per share of Cotelligent Stock shall be the lesser of: (A) $20.00; and (B) the average of the closing prices of a share of Cotelligent Stock on the National Market System of the NASDAQ Stock Market, as reported in The Wall Street Journal for the five trading days immediately preceding the five trading days immediately prior to the Closing Date, adjusted for any stock splits, stock dividends and other capital changes between the first date of the valuation period and the Closing Date.

          3.2 Stockholders shall deliver at Closing the certificates representing Company Stock, duly endorsed in blank by Stockholders as set forth on Exhibit C, or accompanied by a blank stock power, with signature guaranteed by a national bank, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders's expense, affixed and canceled.

Stockholders agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to Company Stock or with respect to the stock powers accompanying any Company Stock.

 4.  CLOSING

          The Merger and conversion and delivery of shares referred to in
Section 3 hereof (hereinafter referred to as the "Closing") shall take place at the offices of Felhaber, Larson, Fenlon & Vogt, 4200 First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, on June 28, 1996, or at such other time and date as Cotelligent, Company and Stockholders may mutually agree, which date shall be referred to herein as the "Closing Date." At or prior to the Closing, the parties shall take all actions necessary to prepare to effect the Merger including, if permitted by applicable state law, filing with the appropriate state authorities the Articles of Merger which shall become effective on the Closing Date.

 5.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

          Stockholders, jointly and severally, represent and warrant to Cotelligent that all of the following representations and warranties shall be true as of the date of this Agreement and shall be true at the time of Closing. Such representations and warranties shall survive the Closing for a period of one year from the Closing Date or until the completion date of the first audited financial statements of Cotelligent containing the combined operations for one year from the Closing Date, whichever occurs first (which date is hereinafter called the "Expiration Date"). For purposes of these representations and warranties, the term "Company" shall include Company and each of Company's subsidiaries indicated on Schedule 5.6.

          5.1 DUE ORGANIZATION. Company and each subsidiary of Company indicated on Schedule 5.1 are corporations duly organized, validly existing and in good standing under the laws of the states shown on Schedule 5.1, and are duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted or as proposed to be conducted except (i) as disclosed on Schedule 5.1 or (ii) where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of Company. Copies of the Articles of Incorporation (certified by the Secretary of State of the State of incorporation of the respective company) and Bylaws (certified by the Secretary of Company), as amended, of Company and each of Company's subsidiaries are all attached hereto as Schedule
5.1. The stock records and minute books of Company and each subsidiary, as heretofore made available to Cotelligent, are correct and complete.

          5.2 AUTHORIZATION. Stockholders and Company have full legal right, power and authority to enter into this Agreement and have the full legal right, power and authority to enter into the Merger, and the conversion of Company Stock into Cotelligent Stock, pursuant to the provisions of this Agreement will transfer valid title in Company Stock to Cotelligent, free and clear of all liens, encumbrances and claims of every kind, subject to the disclosures set forth on Schedule 5.3. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Company under, any provision of (i) the Articles of Incorporation or By-laws of Company,
(ii) any contract, agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Company or (iii) any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Company or its properties or assets.

          5.3 CAPITAL STOCK OF COMPANY. The authorized capital stock of Company consists solely of the shares of voting common stock as shown on Exhibit C attached hereto. All of the issued and outstanding shares of the capital stock of Company are owned by Stockholders as set forth on Exhibit C, and are free and clear of all liens, encumbrances and claims of every kind. Schedule 5.6 attached hereto sets forth the number and class of the authorized capital stock of each of Company's subsidiaries and the number of shares of each subsidiary which are issued and outstanding, all of which shares are owned by Company, free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by Stockholders, and such shares were offered, issued, sold and delivered by Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

          5.4 TRANSACTIONS IN CAPITAL STOCK AND SPIN-OFFS. Company has not acquired any treasury stock since June 11, 1994. No rights of first refusal, option, warrant, call, conversion right or commitment of any kind exists which obligates Company to issue any of its authorized but unissued capital stock. In addition, there are no (i) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of Company, or (ii) contracts, arrangements or commitments, written or otherwise, under which Company is or may become bound to sell or otherwise issue any shares of its capital stock or any other securities. Without limiting the generality of the foregoing, there is no basis upon which any person (other than Stockholders) may claim to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any shares of the capital stock or other securities of Company, and no person has made or threatened to make, or will in the future have any legitimate basis to make, any such claim. In addition, except as set forth in item 2 of Schedule 5.3, Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Except as set forth on
Schedule 5.3, there has been no transaction or action taken with respect to the equity ownership of Company in contemplation of the transaction described in this Agreement which would prevent Cotelligent from accounting for such transaction on a "pooling-of-interest" or on a reorganization accounting basis. Neither the voting stock structure of Company nor the ownership of shares has been altered or changed in contemplation of the Merger since June 11, 1994. Between June 11, 1994 and the Closing

Date, there has not been any sale or spin-off of significant assets of Company or any of Company's subsidiaries other than in the ordinary course of business.

          5.5 NO BONUS SHARES. None of the shares of Company Stock was issued pursuant to awards, grants or bonuses.

          5.6 SUBSIDIARIES. Set forth on Schedule 5.6 attached hereto is a list of the names of each of Company's subsidiaries. Except as set forth in
Schedule 5.6, Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. Company is not, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

          5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7 is a list of all names of all predecessor companies of Company, including the names of any entities from whom Company previously acquired significant assets. Except as disclosed in Schedule 5.7, Company has never been a subsidiary or division of another corporation nor been a part of an acquisition which was later rescinded.

          5.8 COTELLIGENT STOCK OWNERSHIP. Neither Company, the Stockholders nor any of Company's subsidiaries has ever owned any Cotelligent Stock.

          5.9 FINANCIAL STATEMENTS. Stockholders has delivered to Cotelligent copies of the following sets of financial statements (the "Financial Statements") of Company attached hereto as Schedule 5.9:

          (i) Company's Balance Sheet as of December 31, 1995 and for the two prior years and Statements of Earnings, Cash Flows and Retained Earnings for the year then ended and for the two prior years, and

          (ii) Company's Balance Sheet as of April 30, 1996 (hereinafter referred to as the "Balance Sheet Date") and Statements of Earnings, Cash Flows and Retained Earnings for the four-month period then ended.

Such Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") and applied on a consistent basis throughout the periods indicated (except as noted). Except as noted on Schedule 5.9, such balance sheets present fairly the financial condition of Company (and Company's subsidiaries on a consolidated basis) as of the dates indicated thereon, and such Statements of Earnings, and Cash Flows and Retained Earnings present fairly the results of its operations for the periods indicated thereon. If required, the President or Chief Financial Officer of Company has, or will on or before the Closing Date, execute any documentation reasonably required by Cotelligent's independent public accountants or any stock exchange with respect to issues related to pooling accounting treatment.

          5.10 LIABILITIES AND OBLIGATIONS. Stockholders have delivered to Cotelligent on Schedule 5.10 an accurate list as of the Balance Sheet Date of all liabilities of Company which are not individually reflected in the Financial Statements dated the Balance Sheet Date, but which would have been so reflected in a full GAAP accounting, of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, together with, in the case of those liabilities which are not fixed, an estimate of the maximum amount which may be payable. For each such liability for which the amount is not fixed or is contested, Stockholders shall provide a summary description of the liability together with the following:

(i)  copies of all relevant documentation relating thereto;

(ii) amounts claimed and any other action or relief sought;

(iii)  name of claimant and all other parties to the claim, suit or proceeding;

(iv) the name of each court or agency before which such claim, suit or proceeding is pending;

(v)  the date such claim, suit or proceeding was instituted; and

(vi) a reasonable best estimate by Stockholders of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the Stockholders' best estimate shall for purposes of this Agreement be deemed to be zero.

          5.11 APPROVALS. Except as described in Schedule 5.11, no authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is or was required to be obtained or made by Company or Stockholders in connection with the execution, delivery or performance of this Agreement. As of the date of this Agreement, except as described in Schedule 5.11, all of the authorizations, consents and approvals referred to in Schedule 5.11 have been obtained, and all of the registrations and filings referred to in Schedule 5.11 have been made.

          5.12 ACCOUNTS AND NOTES RECEIVABLE. Stockholders have delivered to Cotelligent on Schedule 5.12 an accurate list as of the Closing Date of the accounts and notes receivable of Company, including receivables from and advances to employees and Stockholders and amounts which are not reflected in the most recent available balance sheet. Stockholders shall provide Cotelligent with an aging of all accounts and notes receivable showing amounts due in 30 day aging categories. Except to the extent reflected on Schedule 5.12, such accounts and notes are collectible in the amount shown on Schedule 5.12.

          5.13 PERMITS AND INTANGIBLES. Stockholders have delivered to Cotelligent on Schedule 5.13 an accurate list and summary description as of the Closing Date of all permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, orders, approvals, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by Company, all of which are now valid, in good standing and in full force and effect. Except as set forth on Schedule 5.13, such permits, titles, licenses, orders, approvals, franchises, certificates, trademarks, trade names, patents, patent applications, copyrights and similar rights of approvals are adequate for the operation of Company's business as presently constituted. Except as set forth on Schedule 5.13, Stockholders have delivered to Cotelligent a description and copies, as of the date of this Agreement, of all material records, reports, notifications, certificates, permits, pending permit applications, engineering studies, environmental impact studies filed or submitted or required to be filed or submitted to governmental agencies, other governmental approvals or applications for approval and of all material notifications from such governmental agencies.

          5.14 REAL AND PERSONAL PROPERTY. Stockholders have delivered to Cotelligent on Schedule 5.14 an accurate list and a reasonable description as of the date hereof of all the real and personal property of Company, including true and correct copies of leases for equipment and properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of the business of Company and including an indication as to which assets were formerly owned by business or personal affiliates of Company.
Except as shown on Schedule 5.14, substantially all of the machinery and equipment of Company are in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms. All fixed assets used by Company in the operation of its business are either owned by Company or leased under an agreement indicated on Schedule 5.14. Schedule 5.14 shall, without limitation, contain copies of all title reports and title insurance policies received or owned by Company. Stockholders have also indicated on
Schedule 5.14 a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real or personal property or existing business, to which management of Company has devoted any significant effort or expenditure in the two year period prior to the date of the Agreement, which if pursued by Company would require additional expenditures of significant efforts or capital. Included in Schedule 5.14 is a complete list and description of all real property previously, but not currently, owned or leased by Company or any of Company's predecessors.

          5.15 MATERIAL CONTRACTS AND COMMITMENTS. Stockholders have delivered to Cotelligent on Schedule 5.15 an accurate list of all material contracts, commitments and similar agreements to which Company is a party or by which it or any of its properties are bound (including, but not limited to, joint venture or partnership agreements, leases of real property, powers of attorney, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements and agreements for employment of any individual) and has delivered true copies of such agreements to Cotelligent. For purposes of this Section, a contract will be considered to be material if its value is equal to or greater than $10,000 per year. The aggregate value of contracts not deemed to be material in accordance with the preceding sentence does not exceed $100,000. Except to the extent set forth on Schedule 5.15, Company has complied with all commitments and obligations pertaining to such contracts and agreements, respectively, and are not in material default under any such contract and agreement and no notice of default has been received, nor is Company aware of any default on the part of any other party to such contract or agreement, or any intent of any such party to attempt to terminate or amend any such contract or agreement. Company is not a party to any contract, agreement or other instrument or commitment which, singly or in the aggregate, materially and adversely affects or is likely to materially and adversely affect, the business, operations, properties, assets or condition, (financial or otherwise) of Company. Except as set forth in Schedule 5.15, Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. Except as set forth in Schedule 5.15, no employees of Company are represented by any labor union or covered by any collective bargaining agreement nor, to the best of Company's and Stockholders' knowledge, is any campaign to establish such representation in progress. There is no pending or, to the best of Company's and Stockholders' knowledge, threatened labor dispute involving Company and any group of its employees nor has Company experienced any labor interruptions over the past three years. No such contract or agreement will be terminated or modified by virtue of the Merger, nor will the Merger give rise to the right of any party to terminate or modify any such contract or agreement.

          5.16 TITLE TO REAL PROPERTY. Company does not currently own any real property. All, if any, real property previously owned by Company is listed as part of Schedule 5.14.

          5.17  INSURANCE.  Stockholders have delivered to Cotelligent on
Schedule 5.17 an accurate list of all insurance policies carried by Company and an accurate list of all insurance loss runs or worker's compensation claims received for the past three policy years. Also attached as Schedule 5.17 are complete copies of all policies currently in effect. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. Company's insurance has never been canceled and Company has never been denied coverage.

          5.18 EMPLOYEES; COMPENSATION. Stockholders have delivered to Cotelligent on Schedule 5.18 an accurate list of all officers, directors and key employees of Company and each of its subsidiaries and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of the directors, officers and key employees.

          5.19  INTENTIONALLY DELETED.

          5.20 BENEFIT PLANS; ERISA COMPLIANCE. (a) Since the Balance Sheet Date, there has not been any adoption or material amendment by Company of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependant care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understand (whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by Company for the benefit of any present or former officer, employee or director of Company (collectively, and including all amendments thereto, for purposes of this Section 5.20, "Benefit Plans").

          (b) Schedule 5.20 contains a identification of all "employee pension benefit plans" (as defined in Section 3(2) of Employment Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to in this
Section 5.20 as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to in this Section 5.20 as "Welfare Plans") and all other Benefit Plans currently maintained in whole or in part, contributed to, or required to be contributed to by Company for the benefit of any present or former officer, employee or director of Company. Company has delivered to Cotelligent true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the three annual reports on Form 5500 most recently filed with the Internal Revenue Service ("IRS") with respect to each Benefit Plan (if any such report was required), (C) the most recent IRS determination letter request for each Benefit Plan intended to be qualified under Section 401(a) of the Code and all rulings or determinations concerning such Benefit Plan requested of the IRS subsequent to the date of that letter, (D) the most recent actuarial report for each Benefit Plan for which an actuarial report is required by ERISA, (E) the most recent summary plan description for each Benefit Plan for which such summary plan description is required by ERISA and each summary of material modifications prepared, as required by ERISA, after the last summary plan description, (F) each trust agreement and/or group annuity contract relating to any Benefit Plan and (G) all material correspondence for the last three years prior to the Effective Date with the IRS or the United States Department of Labor relating to plan qualification, filing of required forms, pending, contemplated and announced plan audits with respect to any Benefit Plan, except that this sentence does not apply to any multiemployer plans.

          (c) Each Pension Plan maintained and each pension plan formerly maintained that is or was intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such plan is qualified under Section 401(a) of the Code or can still be submitted in a timely manner to the IRS for such a letter, and no such determination letter has been revoked nor has revocation of any such letter been threatened, nor has any such plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs, and nothing has occurred or failed to occur which would cause the loss of such qualifications, and all amendments required to be adopted before the Effective Time for any such Pension Plan to continue to be so qualified have been or will be duly and timely adopted; provided however, that to the extent that this representation applies to terminated pension plans, this representation refers to the qualified status of any such plan through the time of its termination. Company has paid all premiums (including any applicable interest, charges and penalties for late payment) due the Pension Benefit Guaranty Corporation ("PBGC") with respect to each such Pension Plan for which premiums to the PBGC are required. No such Pension Plan in whole or in part maintained by Company has been terminated or partially terminated under circumstances which would result in liability to the PBGC.

          (d) Each of the Benefit Plans sponsored by, and each of the benefit plans formerly sponsored by, Company: (A) has been in substantial compliance with all reporting and disclosure requirements of (i) Part 1 or Subtitle B of Title I of ERISA, if applicable, or (ii) other applicable law, (B) has had the appropriate required Form 5500 (or equivalent annual report) filed timely with the appropriate governmental entity for each year of its existence, (C) has at all times complied with the bonding requirements of (i)
Section 412 of ERISA, if applicable, or (ii) other applicable law (D) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to Company which may subject Company to the payment of material penalty, interest, tax or other obligation, nor is there any basis for any imposition of any such liability, and (E) has been maintained in all respects in compliance with the applicable requirements of ERISA, the Code and other applicable law (including all rules and regulations issued thereunder) not otherwise covered hereunder so as not to give rise to any material liabilities to Company.

          (e) Company has never maintained any voluntary employee benefit associations.

          (f) The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provisions in any Benefit Plan. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from Company to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement ; (ii) benefit under any Benefit Plan of Company being established or becoming accelerated, vested or payable; or (iii) payment or series of payments by Company, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

          (g) Company provides no material post-retirement medical, health, disability or death protection coverage or contributes to or maintains any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

          (h) No Pension Plan or pension plan subject to Title IV of ERISA (i) that Company maintains or maintained, or (ii) to which Company is or was obligated to contribute, other than any such plan that is or was a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) had, as of its most recent annual valuation date, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Cotelligent. None of such plans subject to Section 302 of ERISA has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived. None of Company, any officer of Company or any of the Benefit Plans or prior benefit plans (including the Pension Plans and prior pension plans) which are subject to ERISA, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Company or any officer of Company to the tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to any liability under Section 502(i) or (1) of ERISA which would have a material adverse effect on Company. No "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived has occurred and is continuing with respect to any such Pension Plan, other than as may arise as a result of the consummation of the Merger. Company has not suffered a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 for which Company has any material liability outstanding.

          (i) With respect to any Benefit Plan that is a Welfare Plan, (A) each such Benefit Plan that is a group health plan, as such term is defined in
Section 5000(b)(1) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and Section 4980B(f) of the Code and (B) each such Benefit Plan (including any such plan covering retirees or other former employees) may be amended or terminated with respect to health benefits without material liability to Company on or at any time after the Closing Date.

          (j) All contributions required by law or by a collective bargaining or other agreement to be made under the Benefit Plans with respect to all periods through the Effective Date of the Merger, including a pro rata share of contributions due for the current plan year, will have been made by such date or provided for by adequate reserves by Company. No changes in contribution rates or benefit levels have been implemented or negotiated (but not yet implemented), with respect to any Benefit Plan since the date on which the information provided in the attached schedule has been provided, and no such changes are scheduled to occur.

          (k) Company has not and will not have any material liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Benefit Plan or prior benefit plan (including but not limited to employee benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with Company.

          5.21 CONFORMITY WITH LAW. Except to the extent set forth on Schedule 5.21, Company and Stockholders have fully complied with, and Company is not in material default under, any law, rule, ordinance, ruling, directive, or regulation or under any order, award, judgment or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them; and except to the extent set forth in Schedule 5.10, there are no claims, actions, suits or proceedings, pending or threatened, against or affecting Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Company or its business and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Company has conducted and is conducting its business in full compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statues, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters. Company has not received any notification of any asserted present or past unremedied failure by Company to comply with any of such laws, rules, ordinances, decrees or orders.

          5.22 TAXES. Company has timely filed all requisite federal and other Tax Returns for all fiscal periods ended on or before the Balance Sheet Date; and there are no open years, examinations in progress or claims against Company for federal and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim, whether pending or threatened, for Taxes has been received. Company is not a party to any Tax allocation or sharing agreement (i.e., any agreement or arrangement for the payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes Company) with any corporation which is not directly or indirectly 100% owned by Company; there are no requests for rulings in respect of any Tax pending by Company with any tax authority; and no penalty or deficiency in respect of any Taxes which has been assessed against Company remains unpaid. The amounts shown as accruals for Taxes on the financial statements of Company as of the Balance Sheet Date delivered to Cotelligent as a part of Schedule 5.9 are sufficient for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income tax returns and franchise tax returns of Company for their last three fiscal years, or such shorter period of time as it has existed, are attached hereto as Schedule 5.22. For purposes of this Section 5.22, "Tax" shall mean any United States or other federal, state, provincial, local or foreign income, gross receipts, property, sales, goods and services use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority. "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          5.23 COMPLETENESS. The certified copies of the Articles of Incorporation and Bylaws, both as amended to date, of Company and each of Company's subsidiaries, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or have been delivered to Cotelligent in connection with the transactions contemplated hereby are complete and correct; neither Company nor any other party hereto is in default thereunder. Except as set forth on Schedule 5.23, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit hereunder.

          5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.24, Company is not now and has never been a party to any governmental contracts subject to price redetermination or renegotiation.

          5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25, there has not been:

          (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of Company;

          (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Company;

          (iii) any change in the authorized capital of Company or its securities outstanding or any change in the ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Company;

          (v) any increase in the compensation, bonus, sales commissions, fringe benefits or fee arrangement payable or to become payable by Company to any of its officers, directors, Stockholders, employees, consultants or agents;

          (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business or future prospects of Company;

          (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Company to any person, including, without limitation, Stockholders and her affiliates;

          (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to Company, including without limitation any indebtedness or obligation of Stockholders or any affiliate thereof;

          (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (x) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets;

          (xi) any waiver of any material rights or claims of Company;

          (xii) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which Company is a party; or

          (xiii) any transaction by Company outside the ordinary course of its business.

          5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Stockholders have delivered to Cotelligent on Schedule 5.26 an accurate list as of the date of this Agreement, of:

          (i) the name of each financial institution in which Company has accounts or safe deposit boxes;

          (ii) the names in which the accounts or boxes are held;

          (iii) the type of account; and

          (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from Company or any of its subsidiaries and a description of the terms of such power, each of which shall be cancelled on the Closing Date.

          5.27 PROPRIETARY RIGHTS. Except as set forth on Schedule 5.27, Company does not own or have any right or interest in any patent, trademark, trade name, copyright, trade secret, or other intellectual property right, or any license or assignment with respect thereto. To the best of Stockholders' knowledge, Company has not infringed upon and is not infringing upon, and has not engaged in and is not engaged in any unauthorized use or misappropriation of, any patent, trademark, trade name, copyright, trade secret, process, design, invention, know-how or technology owned by or belonging to any other person; and there is no pending or threatened claim, and no basis for the assertion of any claim, against Company with respect to any such infringement, unauthorized use or misappropriation.

          5.28 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by Company and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors and the Stockholders of Company, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of Company.

          5.29 RELATIONS WITH GOVERNMENTS. Neither Company, Stockholders nor, to Company's or Stockholders' knowledge, any director, officer, agent, employee or other person acting on behalf of Company, has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. Neither Company, Stockholders nor, to Company's or Stockholders' knowledge, any current director, officer, agent, employee or other person acting on behalf of Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. Company has at all times complied, and is in compliance, in all material respects with the Foreign Corrupt Practices Act and in all material respects with all foreign laws and regulations relating to prevention of corrupt practices.

          5.30 CONFLICTS OF INTEREST. Except as disclosed in Schedule 5.30, neither (i) any present officer or director of Company, nor (ii) to the best of Stockholders' knowledge, any past officer or director of Company; nor (iii) to the best of Stockholders' knowledge, any relative of any past or present officer or director of Company, nor (iv) any corporation, partnership, trust or other entity of which any present officer or director of Company or, to the best of Stockholders' knowledge, any past officer or director has a direct or indirect interest or is a director, officer, stockholder, partner or trustee, is or has ever been a party, directly or indirectly, to any transaction with Company, including without limitation any agreement or other arrangement providing for the furnishing of services by or to Company or the rental of any property from or to Company, or otherwise requiring or contemplating any payments by or to Company. Except as disclosed in Schedule 5.30, neither any present officer or director, nor any relative of any such officer or director, owns directly or indirectly any interest in any corporation, firm, partnership, trust or other entity or business which is a competitor, potential competitor, customer, client or supplier of Company or any related business.

          5.31 ENVIRONMENTAL MATTERS. Except as set forth on the Schedule 5.31, (i) to the best of Stockholders' knowledge, Company has in the past complied with and is now in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and business relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not have a material adverse effect on its business; (ii) Company has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by Company where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) Company has not and, to the best of Stockholders' knowledge, there have been no, releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by Company except as permitted by Environmental Laws; (iv) Company knows of no on-site or off-site location to which Company has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against Company, Cotelligent or the Surviving Corporation for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, as amended; and (v) Company has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

          5.32 PRIVATE SALE. Raymond Davey acquired his Company Stock from Robert Hildreth for good and sufficient value in a private transaction.

          5.33 DISCLOSURE. This Agreement, the exhibits and the schedules hereto and all other documents and information furnished to Cotelligent and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If Company or Stockholders becomes aware of any fact or circumstance which would change a representation or warranty of Company or Stockholders in this Agreement or any representation made on behalf of Company, Company and Stockholders shall immediately give notice of such fact or circumstance to Cotelligent. However, such notification shall not relieve Company or Stockholders of their respective obligations under this Agreement, and at the sole option of Cotelligent, the truth and accuracy of any and all warranties and representations of Company, or on behalf of Company and of Stockholders at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.

 6.  REPRESENTATIONS OF COTELLIGENT AND NEWCO

          Cotelligent and Newco represent and warrant that all of the following representations and warranties are true as of the date of the Agreement and shall be true at the time of Closing and shall survive the Closing for a period of one year following the Closing.

          6.1 DUE ORGANIZATION. Cotelligent and Newco are duly organized, validly existing and in good standing under the laws of the States of Delaware and Minnesota, respectively, and are duly authorized, qualified and licensed under all applicable laws, regulations, and ordinances of public authorities to carry on their respective businesses in the places and in the manner as now conducted except for where the failure to be so authorized, qualified or licensed would not have a material adverse affect on their respective businesses. Newco is a wholly owned subsidiary of Cotelligent. Copies of the Certificate of Incorporation (certified by the Secretary of State of the States of Delaware and Minnesota, respectively) and the Bylaws, as amended, of Cotelligent and Newco (certified by the Secretary of the respective corporations) are attached hereto as Schedule 6.1.

          6.2 COTELLIGENT STOCK. The Cotelligent Stock to be delivered to Stockholders on the Closing Date will constitute valid and legally issued shares of Cotelligent, fully paid and nonassessable, and with the exception of restrictions upon resale imposed by the applicable securities laws and regulations, will be legally equivalent in all respects to the Cotelligent Stock issued and outstanding as of the date hereof.

          6.3 AUTHORIZATION. The representatives of Cotelligent and Newco executing this Agreement have the corporate authority to enter into and bind Cotelligent and Newco by the terms of this Agreement.

          6.4 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated and the fulfillment of the terms hereof will not:

          (i) conflict with, or result in a breach or violation of the Certificate of Incorporation or Bylaws of either Cotelligent or Newco,

          (ii) materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either Cotelligent or Newco is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of Cotelligent's or Newco's properties pursuant to (A) any law or regulation to which Cotelligent or Newco, or any of their property is subject, or (B) any judgment, order or decree to which Cotelligent, or Newco is bound or any of their property is subject; or

          (iii) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of Cotelligent or Newco.

          6.5 COMPANY STOCK. Newco and Company acknowledge that the Company Stock is not registered and that neither Newco or Company is acquiring the Company Stock with a present intention to resell or distribute such stock in violation of any Minnesota securities laws or regulations.

 7.  COVENANTS OF STOCKHOLDERS AND COMPANY PRIOR TO CLOSING

          7.1 ACCESS AND COOPERATION. Between the date of this Agreement and the Closing Date, Company will afford to the officers and authorized representatives of Cotelligent access to all of Company's (including Company's subsidiaries) sites, properties, books and records and will furnish Cotelligent with such additional financial and operating data and other information as to the business and properties of Company as Cotelligent may from time to time reasonably request. Company will cooperate with Cotelligent, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. Cotelligent will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential.

          7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the Balance Sheet Date and the Closing Date, Stockholders will cause Company to:

          (i) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

          (ii) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (iii) perform all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

          (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (v) use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with Company;

          (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and similar governmental approvals;

          (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of Cotelligent; and

          (viii) maintain present salaries and commission levels for all officers, directors, employees and agents.

          7.3 PROHIBITED ACTIVITIES. Between the Balance Sheet Date and the Closing Date, Company will not, without prior written consent of Cotelligent:

          (i) make any change in its Articles of Incorporation or Bylaws;

          (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

          (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

          (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of $10,000;

          (v) increase any fringe benefit or the compensation payable or to become payable to any officer, director, Stockholders, employee or agent, or make any bonus or management fee payment to any such person except ordinary and customary bonuses to employees;

          (vi) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

          (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

          (viii) negotiate for the acquisition of any business or the start-up of any new business;

          (ix) merge or consolidate or agree to merge or consolidate with or into any other corporation;

          (x) waive any material rights or claims of Company;

          (xi) breach or permit a breach, amend or terminate any agreement or any permit, license or other right of Company; or

          (xii) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

          7.4 POOLING OF INTERESTS; REORGANIZATION. During the period from the date of this Agreement through the Effective Time of the Merger, unless the other parties shall otherwise agree in writing, none of the Stockholders, Company or any subsidiary of Company shall (a) knowingly take or fail to take any action which action or failure to act would jeopardize the treatment of Company's combination with Newco as a pooling-of-interests for accounting purposes or (b) knowingly take or fail to take any action, which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

 8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS

          The obligations of Stockholders hereunder are, at their option, subject to the following conditions. Upon consummation of this Agreement, all conditions not satisfied are deemed to be waived:

          8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of Cotelligent and Newco contained in Section 6 shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Cotelligent and Newco on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated as of the Closing Date and signed by a duly authorized agent of Cotelligent shall have been delivered to Stockholders.

          8.2 COUNSEL APPROVAL. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to Stockholders.

          8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by Cotelligent of Company Stock and no governmental agency or body shall have taken any other action or made any request of Company as a result of which the management of Company deems it inadvisable to proceed with the transactions hereunder.

          8.4 OPINION OF COUNSEL. Stockholders shall have received an opinion from Baker & Hostetler dated the Closing Date, in form and substance satisfactory to Stockholders to the effect that:

          (i) Cotelligent and Newco have been duly organized and are validly existing in good standing under the laws of the States of Delaware and Minnesota, respectively; and

          (ii) the shares of Cotelligent Stock to be received by the Stockholders on the Closing Date shall be duly authorized, fully paid and nonassessable.

 9.  CONDITIONS TO OBLIGATIONS OF COTELLIGENT AND NEWCO

          The obligations of Cotelligent and Newco hereunder are, at their option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions. Upon Closing, all conditions not satisfied are deemed to be waived.

          9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. Stockholders shall have delivered to Cotelligent a certificate dated the Closing Date and signed by them to the effect that all the representations and warranties of Stockholders and Company contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for matters expressly disclosed in the certificate or a schedule thereto; each and all of the agreements of Stockholders and Company to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

          9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by Cotelligent of Company Stock; and no governmental agency or body shall have taken any other action or made any request of Cotelligent as a result of which the management of Cotelligent deems it inadvisable to proceed with the transactions hereunder.

          9.3 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, Cotelligent shall have had sufficient time to review the unaudited balance sheets of Company as of the end of the month immediately preceding the Closing Date, and the unaudited statements of income, cash flow and stockholder's investment of Company for the period then ended, disclosing no material adverse change in the financial condition of Company or the results of its operations from the financial statements originally furnished by Company as set forth in
Schedule 5.9.

          9.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the results of operations, financial condition or business of Company shall have occurred, and Company shall not have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of Company to conduct its business; and Cotelligent shall have received a certificate signed by Stockholders dated the Closing Date to such effect.

          9.5 REVIEW. Cotelligent, through its authorized representatives, must have completed a satisfactory review of the practices and procedures of Company including, but not limited to, compliance with contracts and federal, state and local laws and regulations governing the operations of Company, disclosing no actual or probable violations, compliance problems, required capital expenditures or other substantive concerns.

          9.6 STOCKHOLDERS RELEASE. Stockholders shall have delivered to Cotelligent an instrument dated the Closing Date releasing Company from any and all claims of Stockholders against Company in form and substance satisfactory to Cotelligent and Stockholders.

          9.7 COUNSEL APPROVAL. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to Cotelligent.

          9.8 OPINION OF COUNSEL. Cotelligent shall have received an opinion from Felhaber, Larson, Fenlon & Vogt, counsel to the Stockholders, dated the Closing Date, in form and substance satisfactory to Cotelligent.

          9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency or any third party relating to the consummation of the transaction contemplated herein shall have been obtained or made, as applicable, and no action or proceeding shall have been instituted or threatened to restrain or prohibit Cotelligent's acquisition of Company Stock and no manufacturer, governmental agency or body shall have taken any other action or made any request of Cotelligent as a result of which Cotelligent deems it inadvisable to proceed with the transactions hereunder.

          9.10 ADDITIONAL LIABILITIES AND OBLIGATIONS. Stockholders shall have delivered to Cotelligent on Schedule 9.10 a list, dated the Closing Date, setting forth all material liabilities and obligations of Company arising since the Balance Sheet Date.

          9.11 ADDITIONAL CONTRACTS. Stockholders shall have delivered to Cotelligent on Schedule 9.11 a list, dated the Closing Date, showing all material contracts and agreements, together with copies thereof, entered into by Company since the date of Schedule 5.15.

          9.12 POOLING ACCOUNTING TREATMENT. Cotelligent shall have been advised in writing by its independent public accountants that in their opinion the transactions contemplated herein meet the requirements for pooling-of-interest accounting treatment under generally accepted accounting principles.

          9.13 GOOD STANDING CERTIFICATES. Stockholders shall have delivered to Cotelligent a certificate, dated as of a date no longer than five days prior to the Closing Date, duly issued by the appropriate governmental authority in Company's state of incorporation and, unless waived by Cotelligent, in each state in which Company is authorized to do business, showing Company is in good standing and authorized to do business and that all state franchise and/or income tax returns have been filed and taxes paid for Company for all periods prior to the Closing.

 10.  POST CLOSING COVENANTS

          10.1 ANNOUNCEMENT OF EARNINGS. Cotelligent agrees to announce consolidated financial results of the combined operations of Cotelligent and the Surviving Corporation for the four months ended July 31, 1996, as promptly as possible after those results are available.

          10.2 BOARD ADVISORY COMMITTEE. Cotelligent agrees to establish an advisory committee to Cotelligent's board of directors, and to appoint Robert Hildreth as a member of that committee for a period of at least two years, within a reasonable period of time following the Closing Date. Such committee shall, among other things, hold regular meetings, be provided reasonable access to information, and its members shall be invited to attend (but not to vote at) board meetings and will be reimbursed for their out-of-pocket costs of attendance at such meetings.

          10.3 RELEASE OF STOCKHOLDER GUARANTIES. The Surviving Corporation agrees that after the Closing it will take all commercially reasonable actions to have the Stockholders (and their spouses if applicable) released from any obligations of Company for which they are personally liable within 120 days following the Closing (except that the time period for release of the obligations under the line of credit from National City Bank shall be 60 days). If Cotelligent is unable to secure a release within the stated time period, then Cotelligent shall pay in full the applicable obligation.

          10.4 TAX TREATMENT. The parties contemplate that the Merger will qualify as a tax deferred transaction in accordance with Section 368(a)(2)(E) of the Code. Each party agrees to report the transaction hereunder in accordance with such intent and in a manner consistent with such intent. However, no party makes to any other party any representation or warranty as to the tax effect of the transaction contemplated by this Agreement and the transaction will not be affected if taxed in a manner other than that contemplated.

 11.  INDEMNIFICATION

          11.1 GENERAL INDEMNIFICATION BY STOCKHOLDERS. Stockholders, jointly and severally, covenant and agree that they will each indemnify, defend, protect and hold harmless Cotelligent, the Surviving Corporation, Newco and Company and each of their respective employees, counsel, agents, contractors, successors, assigns, heirs and legal and personal representatives at all times from and after the date of this Agreement until the Expiration Date against all liabilities, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, losses, costs and expenses ("Claims") (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by Cotelligent, Newco or Company as a result of or incident to any material breach of the representations and warranties set forth herein or on the schedules or certificates attached hereto and any misrepresentations or nonfulfillment of any agreement on the part of Stockholders or Company under this Agreement.

          11.2 SPECIFIC INDEMNIFICATION BY STOCKHOLDERS. Notwithstanding the above, the Stockholders, jointly and severally, covenant and agree that they will each indemnify, defend, protect and hold harmless Cotelligent, the Surviving Corporation, Newco and Company at all times from and after the date of this Agreement, without time or dollar limitation, against all Claims (including specifically, but without limitation, reasonable attorney's fees and expenses of investigation) incident to any of the following: NONE.

          11.3 INDEMNIFICATION BY COTELLIGENT AND THE SURVIVING CORPORATION. The Surviving Corporation and Cotelligent each agree that they will, jointly and severally, indemnify, defend (as to third party claims only) and hold harmless Stockholders and their respective heirs and personal representatives at all times from and after the date of this Agreement until the Expiration Date from and against all claims, assessments, adjustments (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by Stockholders as a result of or incident to (i) any material breach of, misrepresentation in, untruth in or inaccuracy in any representations and warranties by Cotelligent or Newco set forth herein, or in the Schedules or certificates attached hereto or delivered at the Closing pursuant hereto; or
(ii) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Cotelligent or Newco made in this Agreement; or (iii) any operation of the Surviving Corporation after the Closing.

          11.4  LIMITATION ON LIABILITY.

          (a) The indemnification obligations of Stockholders set forth in this
Article 11 shall apply only after the aggregate amount of such obligations exceed $100,000 (the "Basket") at which time the indemnification obligation shall be effective as to all amounts, including the initial $100,000; provided, however, that such indemnification obligations shall not exceed, in the aggregate, the sum of $9,000,000. The Surviving Corporation shall notify Stockholders in writing of each addition to the Basket within a reasonable time after the Surviving Corporation becomes aware of any such addition. The Surviving Corporation and Cotelligent agree that any claim brought pursuant to this Article 11 shall be brought against both Stockholders; provided, however, that such agreement in no way alters or affects Stockholders' joint and several liability.

          (b) In addition, the indemnification obligations of Stockholders would:

          (i) be adjusted to be net of any insurance proceeds received by the Surviving Corporation as a result of a policy or policies maintained by the Surviving Corporation or Cotelligent, it being understood and agreed that whether to carry insurance to cover any potential risk and whether to submit any given loss to an insurance carrier shall be at the sole option of Cotelligent using its reasonable business judgment; and

          (ii) be adjusted to be net of the value of any net tax benefit actually realized by Cotelligent (taking into account the difference between the discounted present value of a future benefit and the current liability) by reason of a tax deduction, basis reduction, shifting of income or credit determined by Cotelligent to be in the interest of Cotelligent, in its sole discretion. The parties agree that the foregoing does not give Stockholders any right to review the Surviving Corporation's or Cotelligent's tax returns nor to require a particular tax treatment of any loss sustained by the Surviving Corporation or Cotelligent.

          11.5 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. If any proceeding shall be brought or asserted against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Section 10 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in this Section 10. In addition, actual or threatened action by a governmental authority or other entity is not a condition or prerequisite to the Indemnifying Person's obligations under this Section 10. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless counsel, after consultation with the Indemnifying and the Indemnified Person, respectively, determines that there exists actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any proceeding should not be deemed to limit or otherwise modify its obligations under this Section 10. In the event that the Indemnifying Person, within 15 days after notice of any such proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Section 10 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any proceeding or consent to the entry of any judgment with respect to any proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such proceeding or consent to entry of any judgment with respect to any such proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the indemnified Person from all liability in respect of such proceeding.

          11.6 PAYMENT; INTEREST. The Indemnifying Person shall make any payment required to be made under this Section 10 in either Cotelligent Stock or immediately available funds at the sole and absolute option of the Indemnifying Person and on demand. Any amounts or payments required to be paid by an Indemnifying Person under this Section 10 which are not paid within five business days of receipt by the Indemnifying Person of the Indemnified Person's demand therefor shall thereafter be deemed delinquent, and the Indemnifying Person shall pay to the Indemnified Person immediately upon demand, interest at the rate of 12% per annum, not to exceed the maximum nonusurious rate allowed by applicable law, from the date such payment becomes delinquent to the date of payment of such delinquent sums.

          11.7 ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Article 11 shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Minneapolis, Minnesota, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The prevailing party in any arbitration shall be entitled to receive as a component of its recovery all of its costs and expenses of the arbitration (including, without limitation, costs of investigation, and attorneys' fees and expenses).

 12.  TERMINATION OF AGREEMENT

          Cotelligent or Stockholders may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement if a material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur. In any event, if the Articles of Merger have not been filed with the appropriate state authorities on or before August 31, 1996, this Agreement shall terminate. In the event of termination pursuant to this Section 11, this Agreement shall become null and void and each party hereto shall have no further liability or obligation to the other.

 13.  NONCOMPETITION

          13.1  PROHIBITED ACTIVITIES:

          (a) For a period of five years after the Closing (except as set forth in the following paragraph), neither of the Stockholders shall for any reason whatsoever, directly or indirectly, for himself or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature engage, as an officer, director, shareholder, owner, partner, investor, joint venturer, lender or in any capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, of any business selling any products or services in direct or indirect competition with Company or Cotelligent located or operating within 100 miles of Company, Cotelligent, any of their subsidiaries or any facility where they or any of their subsidiaries conducts business on the date hereof, specifically, Minneapolis, Minnesota; St. Louis, Missouri; Dallas, Texas; San Francisco, California; Boston, Massachusetts; New York, New York; Somerset, New Jersey; Seattle, Washington; Portland, Oregon; Denver, Colorado and Phoenix, Arizona.

          (b) For a period of five years after the Closing Date, neither of the Stockholders shall and shall cause each of their affiliates not to, offer to employ any person who is, at that time, or which has been within one year prior to that time, an employee of Cotelligent or Company;

          (c) For a period of five years after the Closing Date, neither of the Stockholders shall and shall cause each of their affiliates not to, engage or participate in any effort or act to induce any customer, supplier, associate, employee, sales or other agent or independent contractor of Cotelligent or Company or which has been a customer, supplier, employee, sales or other agent or independent contractor of Cotelligent or Company within one year prior to that time, to take any action which might be disadvantageous to Cotelligent or Company, or not to take any action which might be advantageous to Cotelligent or Company; or (ii) to for any reason whatsoever, directly or indirectly, for himself or on behalf or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature call upon any prospective acquisition candidate, on Stockholders's behalf or on behalf of any competitor which candidate was either called upon by Company or Cotelligent (including the respective subsidiaries thereof) or for which Company or Cotelligent made an acquisition analysis, for the purpose of acquiring such entity;

          Notwithstanding the foregoing provisions of this Section, (i) each Stockholder may be a passive investor owning no more than 1% of the outstanding equity securities of any competitor the equity securities of which are listed on a national securities exchange or traded on the NASDAQ National Market System and with which the Stockholders has no other connection whatsoever, (ii) each Stockholder may invest in or act as an employee, consultant or other position for Cotelligent or any of its affiliates, (iii) Robert Hildreth may acquire, own and/or operate one or more businesses for the permanent placement of employees (including, without limitation, "temporary-to-permanent" placement) without geographic restriction, and (iv) Robert Hildreth may become an owner and/or operator of the business located in St. Louis known as Bradford & Galt, Inc., which engages in the temporary and permanent placement of employees, in accordance with the terms of the existing agreements for such potential acquisition and operation.

          (d) The Stockholders acknowledge that the damages that would be suffered by Cotelligent as a result of any breach of the provisions of this
Section 12.1 may not be calculable and that an award of a monetary judgment for such a breach would be an inadequate remedy. Consequently, Cotelligent shall have the right, in addition to any other rights it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach of any provision of this Section 12.1 or otherwise to specifically enforce any of the provisions hereof, and Cotelligent shall not be obligated to post a bond or other security in seeking such relief. This remedy is in addition to damages directly or indirectly suffered by Cotelligent and reasonable attorneys fees; and

          (e) It is agreed by the parties that the foregoing covenants in this
Section 12.1 impose a reasonable restraint on Stockholders in light of the activities and business of Company or Cotelligent (including Cotelligent's other subsidiaries) on the date of the execution of this Agreement and the current plans of Cotelligent (including Cotelligent's other subsidiaries).

          (f) The parties hereto agree that the duration and area for which the covenants in this Section 12.1 are to be effective are reasonable. In the event that any court finally determines that the time period or the geographic scope of any such covenant is unreasonable or excessive and any covenant is to that extent made unenforceable, the parties agree that the restrictions of this
Section 12.1 shall remain in full force and effect for the greatest time period and within the greatest geographic area that would not render it unenforceable. The parties intend that each of the covenants in Sections 12.1(a), (b), (c) and
(d) shall be deemed to be a separate covenant.

          13.2 INDEPENDENT COVENANT. All of the covenants in this Section 12 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Stockholders against Company or Cotelligent, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Cotelligent or Company of such covenants. It is specifically agreed that the period of five years stated above, shall be computed by excluding from such computation any time during which Stockholders is in violation of any provision of this Section 12 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action Cotelligent or Company seeks to enforce the agreements and covenants of Stockholders or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

          13.3 MATERIALITY. Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

 14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

          14.1 STOCKHOLDERS. Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Company and Company's business. Stockholders agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Cotelligent, unless such information becomes known to the public generally through no fault of either of the Stockholders. In the event of a breach or threatened breach by Stockholders of the provisions of this Section 13.1, Cotelligent and Company shall be entitled to an injunction restraining Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Cotelligent and Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

          14.2 COTELLIGENT. Cotelligent recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of Company, such as lists of customers, operational policies, pricing and cost policies that are valuable, special and unique assets of Company and Company's business. Cotelligent agrees that it will not use or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, prior to the Closing Date without Stockholders' prior written consent; provided, however, that nothing contained in this Section 13.2 shall restrict or prohibit the disclosure of information to Cotelligent's representatives and counsel for purposes of analyzing the transaction set forth herein or as may be required by law. In the event of a breach or threatened breach by Cotelligent of the provisions of this Section 13.2, Stockholders shall be entitled to an injunction restraining Cotelligent from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

          14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, Cotelligent, Newco, Company and Stockholders agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

 15.  POOLING ACCOUNTING

          15.1 RESTRICTIONS ON RESALE; LEGENDS. Cotelligent has informed the Stockholders that it is a material factor to Cotelligent in entering into this Agreement that the transactions contemplated by this Agreement be treated as a "pooling-of-interest" for accounting purposes. Therefore, notwithstanding any other provision of this Agreement, prior to the publication and dissemination by Cotelligent of consolidated financial results which include results of combined operations of Company and Cotelligent for at least thirty days on a consolidated basis following the Closing Date, Stockholders shall not sell or otherwise transfer or dispose of, or in any other way reduce their risk relative to, any shares of the Cotelligent Stock received by Stockholders (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions); provided, however, that either Stockholder may, without such restriction, transfer for no consideration the Cotelligent Stock to a spouse or lineal descendent(s) of such Stockholder or to a trust or partnership for the benefit of such Stockholder and/or his spouse and/or lineal descendent(s). The SEC has issued Accounting Series Release Nos. 130 and 135, as amended, (collectively the "ASRs") setting forth certain restrictions applicable to the availability of "pooling-of-interest" accounting treatment in transactions of the type contemplated by this Agreement. The Stockholders, therefore, covenant and agree with Cotelligent to hold their shares of Cotelligent Stock and to comply with the ASRs until the requirements of the ASRs have been met. The certificates evidencing the Cotelligent Stock to be received by the Stockholders will bear a legend substantially in the form set forth below and containing such other information as Cotelligent may deem necessary or appropriate:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY THE ISSUER WHICH INCLUDE THE RESULTS OF AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS OF THE ISSUER AND COMPANY ACQUIRED BY THE ISSUER FOR WHICH THESE SHARES ARE ISSUED. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENTS) WHEN THE REQUIREMENTS OF ACCOUNTING SERIES RELEASE NOS. 130 AND 135, AS AMENDED, OF THE SECURITIES AND EXCHANGE COMMISSION HAVE BEEN MET.

      15.2 INDEMNIFICATION. The Stockholders covenant and agree that they will indemnify and hold harmless Cotelligent from and after the Closing Date against any and all losses, damages, liabilities, claims, deficiencies, costs, expenses or expenditures resulting from a breach by Stockholders of the restrictions set forth in Section 14.1, the ASRs or Stockholders' representations and warranties set forth in this Agreement which results in Cotelligent not being able to account for the transactions contemplated herein as a "pooling-of-interest" reorganization or in the transactions not qualifying as a tax free reorganization.

 16. FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON COTELLIGENT STOCK

     The shares of Cotelligent Stock delivered to the Stockholders pursuant to this Agreement have been registered under the Securities Act of 1933, as amended (the "Act"), and are being issued pursuant to an effective registration statement.

      16.1 PROSPECTUS DELIVERY. Stockholders represents and acknowledges that Stockholders has been provided with a full and complete Prospectus dated April 8, 1996, as supplemented, and has been provided as much time and opportunity as they deemed appropriate to review and study such Prospectus and to consult with Cotelligent regarding the merits and risks of the transactions contemplated by this Agreement.

      16.2 RESALE OF COTELLIGENT STOCK. Subject to Section 14.1, immediately after issuance of the Cotelligent Stock, Stockholders shall be free to resell such shares in a private transaction or a public transaction on the National Market System; provided that for two (2) years after the Closing Date, Seller shall comply with the resale requirements of Rule 145(d) under the Act, more specifically, the volume limitations, broker transactions, and manner of sale provisions of Rule 144(e), (f) and (g), respectively.

      16.3 LEGEND. Stockholders acknowledge and agree that all Cotelligent Stock shall bear the following legend:

     "THE SHARES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF REPRESENTS IN WRITING, AND PROVIDES EVIDENCE SATISFACTORY TO COTELLIGENT GROUP, INC., THAT SUCH HOLDER HAS COMPLIED WITH RESALE LIMITATIONS UNDER APPLICABLE SECURITIES LAW."

; provided, however, that pursuant to Rule 145(d) of the Act, on the second anniversary following the Closing Date, the foregoing legend shall be removed from such certificates, and Cotelligent shall issue a certificate without such legend to either of the Stockholders upon such Stockholders's request therefor.

 17. GENERAL

      17.1 COOPERATION. Stockholders and Cotelligent shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. Stockholders will cooperate and use their best efforts to have the present officers, directors and employees of Company cooperate with Cotelligent on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

      17.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Cotelligent, and the heirs and legal representatives of Stockholders.

      17.3 ENTIRE AGREEMENT. This Agreement (including the schedules and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between Stockholders, Company, Cotelligent and Newco and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement on the parties thereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by Stockholders, Company, Cotelligent, and Newco acting through their respective officers, duly authorized by their respective Boards of Directors.

      17.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      17.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

      17.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, Cotelligent will pay the fees, expenses and disbursements of Cotelligent and Newco and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, Stockholders will personally pay the fees, expenses and disbursements of Company, Stockholders and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by Stockholders and Company under this Agreement.

      17.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

(a)  If to Cotelligent or Newco, addressed to them at:

               Cotelligent Group, Inc.
               101 California Street, Suite 2050
               San Francisco, California  94111
               ATTN:  Daniel E. Jackson, Esq.

               with a copy to:

               Baker & Hostetler
               3200 National City Center
               1900 E. 9th Street
               Cleveland, Ohio 44114-3485
               Attn:  Elaine A. Chotlos, Esq.

(b)  If to Robert Hildreth, addressed to him at:

               5908 Lee Valley Road
               Edina, Minnesota 55439

               and if to Raymond Davey, addressed to him at:

               Suite 1800
               701 4th Avenue South
               Minneapolis, Minnesota 55415

               with a copy to:

               Felhaber, Larson, Fenlon & Vogt
               4200 First Bank Place
               601 Second Avenue South
               Minneapolis, Minnesota 55402-4302
               Attn:  Christopher S. Hayhoe, Esq.

      17.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

      17.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties.

      17.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      17.11    TIME.  Time is of the essence of this Agreement.

      17.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ATTEST:                                 COTELLIGENT GROUP, INC.

                                        By:/S/ Duane W. Bell
                                        --------------------------------------

/S/ Christopher S. Hayhoe               Its:Senior Vice President
- - --------------------------------------  --------------------------------------

ATTEST:                                 ESP SOFTWARE SERVICES, INC.



/S/ Christopher S. Hayhoe               By:/S/ Raymond P. Davey
- - --------------------------------------  --------------------------------------
                                        Its:President
                                        --------------------------------------

ATTEST:                                 COTELLIGENT/ESP ACQUISITION
                                        CORPORATION

/S/ Christopher S. Hayhoe
- - --------------------------------------
                                        By:/S/ Duane W. Bell
                                        -------------------------------------
                                        Its:Senior Vice President
                                        -------------------------------------




                                        /S/ Raymond P. Davey
                                        --------------------------------------
                                        Name:  Raymond Davey
                                        (SSN:###-##-####)

                                        /S/ Robert A. Hildreth
                                        --------------------------------------
                                        Name:  Robert Hildreth
                                        (SSN:###-##-####)

                                                                       EXHIBIT A

                              ARTICLES OF MERGER
                                      OF
       COTELLIGENT/ESP ACQUISITION CORPORATION, A MINNESOTA CORPORATION,
                                 WITH AND INTO
             ESP SOFTWARE SERVICES, INC., A MINNESOTA CORPORATION


        ESP Software Services, Inc., a Minnesota corporation, hereinafter designated the "Surviving Corporation" or "SSI," and Cotelligent/ESP Acquisition Corporation, a Minnesota corporation, hereinafter designated "Co-ESP," hereby execute and adopt these Articles of Merger:


A. The Plan of Merger of Co-ESP into the Surviving Corporation is as follows:

        1. The names of the corporations proposing to merge are Cotelligent/ESP Acquisition Corporation, a Minnesota corporation, and ESP Software Services, Inc., a Minnesota Corporation.

        2. The name of the Surviving Corporation shall be ESP Software Services, Inc. The Surviving Corporation will continue to be a Minnesota corporation.

        3. The merger pursuant to this Plan of Merger shall be effective when Articles of Merger are filed with the Secretary of State of the State of Minnesota (that time being the "Effective Time of the Merger"). The separate existence of Co-ESP shall cease as of the Effective Time of the Merger.

        4. The manner and basis for converting shares of the constituent corporations into shares of the Surviving Corporation or of any other corporation is as follows:

              (a) The, 1,074 shares of common stock of the Surviving Corporation which are issued and outstanding immediately prior to the Effective Time of the Merger, and which constitute all of the outstanding shares of the Surviving Corporation as of that time, shall by virtue of the merger and without any action on the part of any holder thereof or any constituent corporation, automatically be converted into 534,919 shares of voting common stock of Cotelligent Group, Inc., a Delaware corporation (Cotelligent"), each share of which has a one-cent par value, at the rate of approximately 498.0624 voting common shares of Cotelligent for each share of SSI;

              (b) The 1,000 shares of voting common stock of Co-ESP, each having a one-cent par value, which are issued and outstanding immediately prior to the Effective Time of the Merger, and which together constitute all of the outstanding shares of Co-ESP as of that time, shall by virtue of the merger and without any action on the part of any holder thereof or any constituent corporation, automatically be converted into 1,000 fully paid and non-accessible shares of voting common stock of Surviving

                Corporation, at the rate of one Co-ESP share for one share of the Surviving Corporation.

        The 1,000 voting common shares of the Surviving Corporation which are outstanding as a result of the conversion identified in the preceding subparagraph (b) shall be and constitute all of the issued and outstanding shares of the Surviving Corporation from and after the Effective Time of the Merger, until and unless by separate action additional such shares are subsequently issued, or redeemed.

        5. Until the certificates representing the SSI shares outstanding immediately prior to the Effective Time of the Merger have been surrendered and replaced by certificates representing the Cotelligent shares into which such shares shall have been converted by the Merger, the certificates of SSI shares shall, for all corporate purposes, be deemed to evidence ownership of Cotelligent shares in such number as provided in these Articles of Merger. Until the certificates representing the Co-ESP shares outstanding immediately prior to the Effective Time of the Merger have been surrendered and replaced by certificates of shares of Surviving Corporation, the certificates for Co-ESP shares shall, for all corporate purposes, be deemed to evidence ownership of shares of the Surviving Corporation as provided above.

        6. The Articles of Incorporation of Co-ESP, as the same are on file with the Secretary of State of the State of Minnesota Immediately prior to the

                Effective Time of the Merger (Co-ESP's "Pre-Merger Articles"), shall become and be the Articles of Incorporation of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law. The Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time of the Merger shall be deemed to have been, and shall be, amended and restated in their entirety to read as do Co-ESP's Pre-Merger Articles.

        7. The Bylaws of Co-ESP, as in effect immediately prior to the Effective Time of the Merger, shall become and be the Bylaws of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such Bylaws shall be the Bylaws of the Surviving Corporation until they shall thereafter be duly amended.

        8. The name of the person who shall serve as the member of the Board of Directors of the Surviving Corporation from and after the Effective Time of Merger is Daniel Jackson, who shall serve as the sole director of the Surviving Corporation from and after the Effective Time of the Merger subject to provisions of the laws of the State of Minnesota and the Articles of Incorporation and Bylaws of the Surviving Corporation.

        9. The officers of Co-ESP immediately prior to Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until his or her successor is elected and qualified.

        10. Except as specifically set forth to the contrary in the laws of the State of Minnesota, or in that certain Agreement and Plan of Reorganization and Merger made as of June 28, 1996 among Cotelligent Group, Inc., the Surviving Corporation, Co-ESP, and Robert R. Hildreth and Raymond P. Davey (the "Merger Agreement"), the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Co-ESP shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of Co-ESP shall be merged into the Surviving Corporation which shall then be fully vested therewith; at the Effective Time of the Merger, the separate existence of Co-ESP shall cease and the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private nature; and all property and all debts due on whatever account, including subscriptions to shares and all and every other interest of or belonging to or due to Co-ESP and SSI shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; all property, rights, privileges, powers, licenses and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of otherwise, under the laws of the State of Minnesota, vested in SSI and Co-ESP, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of SSI and Co-ESP and any claim existing, or action or proceeding pending, by or against SSI or Co-ESP may be prosecuted as if the Merger had not take place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of SSI or Co-ESP shall be impaired by the Merger, and all debts, liabilities and duties of SSI and Co-ESP shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

        11. Other terms and conditions of the merger and related transaction, which are in addition to but not a part of this Plan of Merger, are set forth in the Merger Agreement, which governs as to its parties.

        12. This plan of Merger may be abandoned prior to its effective date, by an affirmative vote of the majority of the respective directors of SSI and Co-ESP, notwithstanding intervening approval by the shareholders of either corporation.

B. The foregoing Plan of Merger Between Co-ESP and SSI has been approved by each corporation pursuant to Minnesota Statute (S)302A.613.

C. We, the President and Secretary of Cotelligent/ESP Acquisition Corporation, a Minnesota corporation, and ESP Software Services, Inc., a Minnesota corporation, certify that we hold these offices in each corporation, that we are are duly authorized to execute and cause to be filed these Articles of Merger, that we have examined the foregoing Articles of Merger and, to the best of our knowledge and belief, they are true, correct and complete.


DATED:  June 28, 1996.                     COTELLIGENT/ESP  ACQUISITION
                                           CORPORATION

                                       By: /s/ Duane W. Bell
                                           ------------------------------------
                                           Duane W. Bell, Senior Vice President


DATED:  June 28, 1996                      ESP SOFTWARE SERVICES, INC.

                                       By: /s/ Raymond P. Davey
                                           ------------------------------------
                                           Raymond P. Davey, President
STATE OF MINNESOTA)
                  )ss.
COUNTY OF HENNEPIN)

        The foregoing instrument was acknowledged before me this 28th day of June, 1996 by Duane W. Bell, the Senior Vice President of Cotelligent/ESP Acquisition Corporation, a Minnesota corporation, on behalf of the corporation by authority of its Board of Directors.


[SEAL]                                      /s/ Thomas J. Doyle
                                            ------------------------------------
                                            Notary Public
                                            My Commission Expires: 1/31/2000

STATE OF MINNESOTA)
                  )ss.
COUNTY OF HENNEPIN)


        The foregoing instrument was acknowledged before me this 28th day of June, 1996 by Raymond P. Davey, the President of ESP Software Services, Inc., a Minnesota corporation, on behalf of the corporation by authority of its Board of Directors.


[SEAL]                                         /s/ Thomas J. Doyle
                                               --------------------------------
                                               Notary Public
                                               My Commission Expires: 1/31/2000

                        EXHIBIT B TO AGREEMENT AND PLAN
                         OF REORGANIZATION AND MERGER




        The shares of Cotelligent Stock to be issued and distributed pursuant to
Section 3.1(i) of said Agreement shall be allocated between and paid to the stockholders, Robert R. Hildreth and Raymond P. Davey, in accordance with the following percentages:

                Robert R. Hildreth                      75%
                Raymond P. Davey                        25%

                        EXHIBIT C TO AGREEMENT AND PLAN
                         OF REORGANIZATION AND MERGER



        Attached hereto are original certificates for shares representing all outstanding Company Stock as defined in said Agreement, as contemplated and required by Section 3.2 thereof:




        Certificate No.         Stockholder             Shares

              5                 Robert R. Hildreth      805.50
              6                 Raymond P. Davey        268.50